UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2015

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors and Officers

On October 28, 2015, Baxter International Inc. (the “Company”) announced the retirement of Robert L. Parkinson, Jr. as Chief Executive Officer and President of the Company and as Chairman of the Company’s Board of Directors (the “Board”) effective as of December 31, 2015.

Appointment of Officers

On October 28, 2015, the Board approved the appointment of José E. Almeida to serve as the Company’s Chief Executive Officer and President effective as of January 1, 2016, concurrent with the retirement of Mr. Parkinson. Prior to that time, Mr. Almeida will serve as an executive officer of the Company. Mr. Almeida, age 53, served as an operating executive to the Carlyle Group L.P. from May 2015 until October 2015. Previously, he served as the Chairman, President and Chief Executive Officer of Covidien plc (“Covidien”) from March 2012 to January 2015, prior to Medtronic, Inc.’s acquisition of Covidien, and President and Chief Executive Officer of Covidien from July 2011 to March 2012. Mr. Almeida served in other executive roles with Covidien (and formerly Tyco Healthcare) between April 2004 and June 2011. Mr. Almeida has served on the board of directors of State Street Corporation since 2013 and on the boards of directors of Analog Devices and EMC Corporation since 2015.

Pursuant to the Company’s offer letter dated October 28, 2015, Mr. Almeida is entitled to the following:

•	Annual base salary of $1,300,000;

•	Eligibility to participate in the Company’s Management Incentive Compensation Program with a target bonus of 135% of annual base salary;

•	An initial grant of $9,000,000 in long-term equity incentives under the Company’s 2015 Incentive Plan, consisting of a grant of 720,000 stock options, 63,043 performance share units (based on the Company’s total shareholder return for the period between October 28, 2015 and December 31, 2018) and 63,043 performance share units (based on the achievement of the return on capital measure to be established by the Board for 2016 compensation for executive officers, with vesting cycles to coincide with the Company’s March 2016 long-term incentive grants);

•	Severance equal to two year’s base salary and target bonus (including health care coverage described in Mr. Almeida’s change of control agreement, as described below) in the event of an involuntary termination without cause by the Company or termination by Mr. Almeida with good reason within five years of October 28, 2015; and

•	Participation in the Company’s other benefit plans in accordance with practices for other executives of a similar level (including entry into the Company’s form of change of control agreement for executive officers).

The foregoing summary of the offer (including the related equity grants) is qualified in its entirety by the complete text of the offer letter and the related equity plan description, copies of which are attached hereto Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Election of Directors

In addition, the Board has appointed Mr. Almeida to the 2017 class of the Board and as Chairman of the Board effective as of January 1, 2016. Mr. Almeida brings to the Board over 20 years of experience in the medical products industry, with strong leadership and management experience, as well as demonstrated international expertise.

Item 8.01	Other Events.

On October 28, 2015, the Company issued a press release announcing Mr. Parkinson’s retirement and the appointment of Mr. Almeida as the Company’s Chief Executive Officer and election as Chairman, effective as of January 1, 2016. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Offer Letter dated October 28, 2015

10.2	Baxter International Inc. Equity Plan, adopted as of October 28, 2015

99.1	Press release dated October 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2015

BAXTER INTERNATIONAL INC.

By:	/s/ David P. Scharf
David P. Scharf
Corporate Vice President, General Counsel & Corporate Secretary

Exhibit Index

Exhibit Number	Description

10.1	Offer Letter dated October 28, 2015

10.2	Baxter International Inc. Equity Plan, adopted as of October 28, 2015

99.1	Press release dated October 28, 2015